Exhibit 99.77(o)

ITEM 77O - Transactions effected pursuant to Rule 10f-3

Fund Name	Security Name	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
VY® JPMorgan Emerging Markets Equity Portfolio	Becle Sab de CV 144A	2/9/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Emerging Markets Equity Portfolio	Netmarble Games Corporation	4/21/17	Citigroup Global Mkts Korea SECS	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	AdvancePierre Foods Holdings, Inc.	1/19/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Ocular Therapeutix Inc.	1/23/17	Cantor Fitzgerald and Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Anaptys Bio	1/26/17	Stifel Nicolaus and Company	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Jeld-Wen Holding, Inc.	1/27/17	Citigroup Global Markets Inc.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Jounce Therapeutics Inc.	1/27/17	Cowen and Company	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Houlihan Lokey	2/9/17	Merrill Lynch & Co. Inc.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	The GEO Group, Inc.	3/8/17	Suntrust Robinson Humphrey	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Mulesoft Inc.	3/17/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Alteryx, Inc.	3/24/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Schneider International	4/6/17	UBS Securities LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Okta Inc	4/7/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Cadence Bancorp	4/13/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Yext	4/13/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Cloudera	4/28/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Kinsale Capital Group Inc.	5/12/17	William Blair and Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Jeld-Wen Holding, Inc.	5/25/17	Citigroup Global Markets Inc.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Mersana Therapeutics Inc.	6/28/17	Leerink Partners LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Venator Materials PLC	8/3/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	PQ Group Holdings Inc	9/29/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Switch Inc.	10/6/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	ForeScout	10/27/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Evoqua Water Technologies	11/2/17	Credit Suisse Secs (USA)	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Funko Inc	11/2/17	Goldman Sachs & Co.	JPMorgan Securities, LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Sendgrid Inc	11/15/17	Morgan Stanley and Co. LLC	JPMorgan Securities, LLC